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                                                                  Exhibit (a)(7)

                            CDC NVEST FUNDS TRUST III

             Amendment No. 6 to Restatement of Amended Agreement and
                              Declaration of Trust

     The undersigned, being at least a majority of the Trustees of CDC Nvest Funds Trust III (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Restatement of Amended Agreement and Declaration of Trust, as amended by Amendment Nos. 1, 2, 3, 4 and 5 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1. The name of the Trust is hereby amended to be "IXIS Advisor Funds Trust III."

     2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

     Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of a Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) Harris Associates Focused Value Fund; (2) IXIS Moderate Diversified Portfolio; and (3) IXIS Equity Diversified Portfolio.

     3. The second sentence of Section 9 of Article VIII of the Declaration of Trust is hereby amended to read in its entirety as follows:

     The address of the Trustees is c/o IXIS Advisor Funds Trust III, 399 Boylston Street, Boston, Massachusetts 02116.

     The foregoing amendment shall be effective on May 1, 2005.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 11th day of March 2005.


/s/ Graham T. Allison, Jr.                  /s/ Richard Darman
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Graham T. Allison, Jr.                      Richard Darman


/s/ Edward A. Benjamin                      /s/ John T. Hailer
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Edward A. Benjamin                          John T. Hailer


/s/ Robert J. Blanding                      /s/ Sandra O. Moose
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Robert J. Blanding                          Sandra O. Moose


/s/ Daniel M. Cain                          /s/ John A. Shane
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Daniel M. Cain                              John A. Shane


/s/ Paul G. Chenault                        /s/ Kenneth Cowan
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Paul G. Chenault                            Kenneth Cowan